UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2023

MOLEKULE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41096	45-3213164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10455 Riverside Dr. Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 652-5326

AeroClean Technologies, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	MKUL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 12, 2023 (the “Closing Date”), the registrant completed the previously announced acquisition of Molekule, Inc., a Delaware corporation (“Molekule”), pursuant to the Agreement and Plan of Merger dated as of October 3, 2022 (the “Merger Agreement”) by and among the registrant, Air King Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of the registrant (“Merger Sub”), and Molekule. Pursuant to the Merger Agreement, Merger Sub merged with and into Molekule, with Molekule continuing as the surviving entity and a wholly-owned subsidiary of the registrant (the “Merger”). In connection with the closing of the Merger (the “Closing”), the registrant changed its name from “AeroClean Technologies, Inc.” to “Molekule Group, Inc.” Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to the combined company following the Merger, together with its subsidiaries, “AeroClean” refers to the registrant prior to the Closing and Molekule Group, Inc. (f/k/a AeroClean Technologies, Inc.) following Closing, and “Molekule” refers to Molekule, Inc. prior to and following the Closing.

The material provisions of the Merger Agreement are described in the section entitled “The Merger Agreement” at pages 121 to 129 of the information statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2022 (the “Information Statement/Prospectus”). The description of the Merger Agreement contained in such section of the Information Statement/Prospectus is incorporated by reference herein.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. Capitalized terms used in this Current Report on Form 8-K and not otherwise defined shall have the meaning set forth in the Merger Agreement.

The Merger Agreement has been incorporated by reference into this Current Report on Form 8-K only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding AeroClean, Molekule or their businesses as of the date of the Merger Agreement or as of any other date. The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of the Merger Agreement and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. In addition, information regarding the subject matter of the representations and warranties made in the Merger Agreement may change after the date of the Merger Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in this Current Report on Form 8-K under “Introductory Note” and under Item 2.03 herein is incorporated in this Item 1.01 by reference.

Stockholders Agreement

On January 12, 2023, AeroClean entered into a stockholders agreement with certain stockholders of AeroClean and certain stockholders of Molekule (the “Stockholders Agreement”). The Stockholders Agreement provides that such stockholders will take all reasonable actions to nominate Brad Feld and the existing members of AeroClean’s board of directors to be members of the board of directors of the Company following the consummation of the Merger (the “Company Board”) and until immediately after the Company’s 2024 annual meeting of stockholders.

This description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stockholders Agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On January 12, 2023, AeroClean and certain stockholders of AeroClean and Molekule entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”). Under the Amended and Restated Registration Rights Agreement, certain stockholders signatories thereto have certain “demand” and “piggyback” registration rights. The Amended and Restated Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the stockholders signatories thereto against (or make contributions in respect of) certain liabilities that may arise under the Securities Act of 1933, as amended (the “Securities Act”).

This description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended and Restated Registration Rights Agreement, the form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in this Current Report on Form 8-K under “Introductory Note” is incorporated in this Item 2.01 by reference.

At the effective time of the Merger (the “Effective Time”), the outstanding shares of Molekule common stock, par value $0.0001, that were issued and outstanding immediately prior to the effective time of the Merger (the “Molekule Common Stock”) (including shares of Molekule Common Stock resulting from the conversion of Molekule’s eligible preferred stock, but excluding dissenting shares and shares held in treasury), were converted automatically into, and the holders of such shares of Molekule Common Stock were entitled to receive, by virtue of the Merger and upon the terms and subject to the conditions set forth in the Merger Agreement, 14,907,210 fully paid and nonassessable shares of Company common stock, par value $0.01 per share (the “Company Common Stock”), that resulted in the Molekule stockholders in the aggregate, after taking into account the Company Common Stock underlying In-the-Money Company Warrants (as defined in the Merger Agreement) and the grants of restricted stock units (“RSUs”) by the Company to certain continuing Molekule employees which were deemed vested and outstanding as of immediately following the Effective Time, holding 49.5% of the Outstanding Shares (as defined in the Merger Agreement) (the "Merger Consideration"). Immediately following the Closing, there were 30,427,750 shares of Company Common Stock outstanding, which does not include Company Common Stock that may be issued upon the vesting of RSUs.

At the Effective Time, each in-the-money Molekule warrant, by virtue of the Merger and without further action on the part of the holder thereof, converted into the right to receive, for each share of Molekule Common Stock subject to such in-the-money Molekule warrant (including shares of Molekule Common Stock issuable upon conversion of any Molekule preferred stock issuable upon exercise of any Molekule warrant), a portion of the Merger Consideration equal to the Merger Consideration that would have been payable in respect of such share had such in-the-money Molekule warrant been exercised immediately prior to the Effective Time less the exercise price with respect to such warrant. Each Molekule warrant issued and outstanding as of the Effective Time that was not an in-the-money Molekule warrant was automatically cancelled and terminated for no consideration immediately prior to the Effective Time.

At the Effective Time, each outstanding option to acquire Molekule Common Stock was cancelled and terminated for no consideration. Any shares of Molekule Common Stock that were available for issuance pursuant to Molekule’s 2015 stock plan (the “Residual Shares”) were converted at the Effective Time into the number of shares of Company Common Stock equal to the product of the number of such Residual Shares and the exchange ratio determined in accordance with the Merger Agreement (the “Assumed Shares”). The Company may issue the Assumed Shares after the Effective Time pursuant to the settlement of any equity awards granted under the Molekule 2015 stock plan, AeroClean’s 2021 Incentive Award Plan or any other AeroClean equity plan.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in this Current Report on Form 8-K under “Introductory Note” and Item 2.01 is incorporated in this Item 2.03 by reference.

Prior to the Effective Date, Molekule was a party to (i) an amended and restated loan and security agreement dated August 29, 2019 (as amended, the “Senior Term Loan”) with Silicon Valley Bank (“SVB”) and (ii) a mezzanine loan and security agreement dated March 22, 2021 (as amended, the “Mezzanine Term Loan” and, together with the Senior Term Loan, the “Loan Agreements”) also with SVB. As of September 30, 2022, an aggregate principal amount of approximately $34,400,000 was outstanding under the Loan Agreements. SVB consented to the Merger under both Loan Agreements, provided that, as a condition to such consent, AeroClean was required to become a co-borrower under each Loan Agreement at Closing and grants SVB a first priority lien on substantially all of AeroClean’s assets, other than certain customary excluded assets. On January 12, 2023, AeroClean executed a joinder agreement, became a co-borrower under each Loan Agreement and granted SVB a first priority lien on substantially all of AeroClean’s assets, other than certain customary excluded assets. In addition, SVB’s consent was conditioned upon AeroClean having unrestricted and unencumbered cash of at least $20,000,000 at the Closing; this condition was satisfied as of the Closing.

The Senior Term Loan provides for a term loan facility of which approximately $4.4 million was outstanding at September 30, 2022 (the “Term Loan Advances”). The Senior Term Loan has a stated maturity date of April 1, 2026. In addition, the co-borrowers are required to pay a certain deferral fee in the amount of $380,000, which is payable upon the earlier of (i) April 1, 2026, (ii) termination of the Senior Term Loan, or (iii) the payment in full of the Term Loan Advances. The principal amount outstanding under the Senior Term Loan accrues interest at a floating per annum rate equal to the greater of (i) the Prime Rate plus 1.00% and (ii) 4.25%. The co-borrowers are required to pay interest monthly and repay the principal amount of the Term Loan Advances in 36 equal monthly installments commencing May 1, 2023.

The Mezzanine Term Loan provides for two mezzanine term loans in the aggregate principal amount of $30,000,000 outstanding as of September 30, 2022, including (i) a tranche of $15,000,000 with a maturity date of March 1, 2027 (the “Mezzanine Term Loan A Tranche”) and (ii) a tranche of $15,000,000 with a maturity date of March 1, 2028 (the “Mezzanine Term Loan B Tranche”). The co-borrowers are required to pay interest monthly and to repay the Mezzanine Term Loan in monthly installments beginning (i) with respect to the Mezzanine Term Loan A Tranche, April 1, 2024, and (b) with respect to the Mezzanine Term Loan B Tranche, April 1, 2025.

The Loan Agreements are secured by a first priority lien on substantially all of AeroClean’s and Molekule’s assets (other than certain customary excluded assets) and contains customary events of default and covenants that restrict AeroClean’s and Molekule’s ability to, among other things, incur additional indebtedness, other than permitted indebtedness, enter into mergers or acquisitions, sell or otherwise dispose of assets, pay dividends, or repurchase stock, subject to customary exceptions.

Each of the Senior Term Loan and the Mezzanine Term Loan contain a financial covenant which, after the Closing, will require the co-borrowers to maintain in the aggregate, at all times, and be tested as of any day, unrestricted and unencumbered cash and cash equivalents of at least $2,000,000. In addition, the co-borrowers will be required to attain, in the aggregate, a net revenue of (i) $50,000,000 for the calendar year ending December 31, 2023 and (ii) with respect to future annual periods, net revenue levels reasonably agreed between Molekule and SVB prior to February 28 of each calendar year thereafter.

In addition, Molekule is a party to a master lease agreement with Trinity. As of September 30, 2022, an aggregate amount of approximately $2,200,000 was owed under this agreement. Trinity has consented to the Merger, so long as AeroClean became a co-lessee under the agreement at and after Closing. On January 12, 2023, AeroClean executed a joinder to the master lease agreement with Trinity.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in this Current Report on Form 8-K under “Introductory Note,” Item 1.01 and Item 2.01 is incorporated in this Item 5.02 by reference.

Pursuant to the terms of the Stockholders Agreement, on January 12, 2023, the Company Board increased the size of the Company Board from seven members to eight members and filled the resulting vacancy on the Company Board by appointing Brad Feld (who was designated by Molekule) as a director of the Company, with a term to expire at the Company’s 2023 annual meeting of stockholders or until his successor is elected and qualified or until his earlier resignation or removal. Pursuant to the Stockholders Agreement, certain stockholders of AeroClean and Molekule agreed to take all reasonable actions to nominate Mr. Feld (and the existing members of the AeroClean board of directors) to be members of the board of directors of the Company following the Closing and until immediately after the Company’s 2024 annual meeting of stockholders. Mr. Feld has not been appointed to any committees of the Company Board at this time. However, the Company expects that he will be appointed to one or more Board committees in the future.

Except as provided for in the Stockholders Agreement as described above, there are no arrangements or understandings between Mr. Feld and any other person pursuant to which Mr. Feld was appointed a director of the Company, and Mr. Feld has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Following the Closing, Mr. Feld received a one-time initial grant of 92,000 RSUs. The RSUs vest in three annual installments beginning on January 12, 2023, subject to Mr. Feld’s continued service to the Company. In addition, Mr. Feld will be eligible to receive annual equity awards covering Company Common Stock on the same basis as other non-employee directors of the Company. It is expected that Mr. Feld will execute the Company’s standard form of indemnification agreement with non-employee directors and officers.

As previously reported in the Current Report on Form 8-K filed with the SEC on October 4, 2022, effective upon the Closing, the Company Board appointed Jonathan Harris as Chief Marketing & Product Development Officer of the Company and Ritankar “Ronti” Pal as Chief Operating Officer of the Company and each such individual entered into an employment agreement with the Company providing for certain compensation and benefits as described therein. The descriptions of Mr. Harris’ and Mr. Pal’s employment agreements are set forth on page 112 and 113 of the Information Statement/Prospectus, in the section entitled “Interests of Molekule’s Directors and Executive Officers in the Merger,” and such information is hereby incorporated by reference into this Item 5.02. In addition, the Executive Employment Agreement by and among Jonathan Harris and AeroClean Technologies, Inc., dated October 3, 2022, and the Executive Employment Agreement by and among Ritankar Pal and AeroClean Technologies, Inc., dated October 3, 2022, are filed as Exhibit 10.5 and Exhibit 10.7, respectively, hereto and are incorporated herein by reference. On January 12, 2023, the Company amended Mr. Harris's employment agreement to change his title from Chief Marketing & Product Development Officer to Chief Commercial Officer. The Amendment to the Executive Employment Agreement by and among Jonathan Harris and Molekule Group, Inc., dated January 12, 2023 is filed as Exhibit 10.6 and is incorporated herein by reference. Except as disclosed in the Information Statement/Prospectus under the section entitled “Interests of Molekule’s Directors and Executive Officers in the Merger,” which is incorporated by reference into this Item 5.02, there are no arrangements or understandings between Mr. Harris or Mr. Pal and any other persons pursuant to which Mr. Harris or Mr. Pal was appointed an officer. Neither Mr. Harris nor Mr. Pal have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Harris and Mr. Pal have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, as previously reported in the Current Report on Form 8-K filed with the SEC on October 4, 2022, the Company entered into amended and restated employment agreements with each of Jason DiBona and Ryan Tyler, pursuant to which each such executive will continue as the Chief Executive Officer and Chief Financial Officer, respectively, effective as of the Closing (the “Amended and Restated Employment Agreements”). The descriptions of such Amended and Restated Employment Agreements are set forth on page 110 and 111 of the Information Statement/Prospectus, in the section entitled “Interests of AeroClean’s Directors and Executive Officers in the Merger,” and such information is hereby incorporated by reference into this Item 5.02. In addition, the Amended and Restated Employment Agreements are filed as Exhibit 10.3 and Exhibit 10.4, hereto and are incorporated herein by reference.

Each of Mr. Feld’s, Mr. Harris’ and Mr Pal’s ages and biographical information are set forth on page 132 of the Information Statement/Prospectus, in the section entitled “Management of the Combined Company Following the Merger,” and such biographical information is hereby incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in this Current Report on Form 8-K under “Introductory Note” and Item 2.01 is incorporated in this Item 5.03 by reference.

On January 12, 2023, in connection with the consummation of the Merger, and subsequent thereto, AeroClean amended its certificate of incorporation to change the name of the Company to “Molekule Group, Inc.” and include a provision exculpating the officers of the Company from liability for breaches of fiduciary duty to the extent permitted by Delaware law (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation of the Company, as amended, are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

On January 12, 2023, the Company Board amended and restated the Company’s Bylaws (the “Second Amended and Restated Bylaws”) to reflect the change of the Company’s name to “Molekule Group, Inc.” and include a six-month lockup provision that prohibits the former Molekule stockholders from transferring their Merger Consideration during the six-month period following the Closing. The full text of the Second Amended and Restated Bylaws is filed as Exhibit 3.3 hereto and is incorporated herein by reference. Following the Closing, the Company Common Stock continued to trade on Nasdaq, but is now trading under the ticker symbol “MKUL.” The CUSIP number for the Company’s Common Stock will not change.

Item 8.01 Other Information.

On January 12, 2023, the Company issued a press release announcing the Closing and the adoption of the Company’s new name. The full text of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The consolidated financial statements of Molekule for the years ended December 31, 2021 and 2020 are set forth in the Information Statement/Prospectus beginning on page F-35 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of Molekule for the nine months ended September 30, 2022 and 2021 are set forth in the Information Statement/Prospectus beginning on page F-61 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined statements of operations of AeroClean and Molekule for the fiscal year ended December 31, 2021 and the nine months ended September 30, 2022 and the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are set forth in the Information Statement/Prospectus at pages 75 to 83 and are incorporated herein by reference.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated October 3, 2022 (incorporated by reference Exhibit 2.1 of the Current Report on Form 8-K filed on October 4, 2022).
3.1	Amended and Restated Certificate of Incorporation of AeroClean Technologies, Inc. dated January 12, 2023.
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated January 12, 2023.
3.3	Second Amended and Restated Bylaws of Molekule Group, Inc., dated January 12, 2023.
10.1*	Stockholders Agreement, dated January 12, 2023.
10.2	Amended and Restated Registration Rights Agreement, dated January 12, 2023.
10.3†*	Amended and Restated Employment Agreement by and among Jason DiBona and AeroClean Technologies, Inc., dated October 3, 2022 (incorporated by reference Exhibit 10.5 of the Current Report on Form 8-K filed on October 4, 2022).
10.4†*	Amended and Restated Employment Agreement by and among Ryan Tyler and AeroClean Technologies, Inc., dated October 3, 2022 (incorporated by reference Exhibit 10.6 of the Current Report on Form 8-K filed on October 4, 2022).
10.5†*	Executive Employment Agreement by and among Jonathan Harris and AeroClean Technologies, Inc., dated October 3, 2022 (incorporated by reference Exhibit 10.7 of the Current Report on Form 8-K filed on October 4, 2022).
10.6†	Amendment to the Executive Employment Agreement by and among Jonathan Harris and Molekule Group, Inc., dated January 12, 2023.
10.7†*	Executive Employment Agreement by and among Ritankar Pal and AeroClean Technologies, Inc., dated October 3, 2022 (incorporated by reference Exhibit 10.8 of the Current Report on Form 8-K filed on October 4, 2022).
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants for Molekule, Inc.
99.1	Press Release, dated January 12, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

† Management Compensation Agreement

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEKULE GROUP, INC.

Dated: January 12, 2023	By:	/s/ Jason DiBona
		Name:	Jason DiBona
		Title:	Chief Executive Officer